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EXHIBIT 10.33

ESCROW AGREEMENT

        THIS ESCROW AGREEMENT (this "Agreement") is entered into as of February 14, 2003 by and among UbiquiTel Operating Company, a Delaware corporation (the "Company"), the parties identified on the execution pages hereof as the "Purchasers" and Greenberg Traurig LLP, a limited liability partnership, as escrow agent (the "Escrow Agent"), pursuant to Section 1.3 of a Note Purchase Agreement amongst, inter alia, the same parties dated of even date herewith ("Purchase Agreement"). All capitalized terms set forth herein and not otherwise defined shall have the meanings as defined in the Purchase Agreement.

RECITALS

        The Purchasers have agreed, severally but not jointly, to purchase the Series B Notes in the principal amount of $15,000,000 for an aggregate purchase price of $11,250,000, and Warrants to purchase 11,250,000 Shares. Schedule I sets forth the Purchase Price for each Purchaser. Each Purchaser has agreed, severally and not jointly, to deposit its Purchase Price in escrow, subject to the terms of this Agreement.

        NOW, THEREFORE, the parties agree as follows:

1.
Appointment of Escrow Agent.    The Purchasers, and the Company appoint and designate the Escrow Agent to receive, hold and distribute, as Escrow Agent, the Purchase Price deposited by the Purchasers, and the Escrow Agent accepts such appointment and designation.

2.
Deposits into Escrow.

(a)
Immediately following the execution of this Agreement and the Purchase Agreement by all Purchasers, as notified to the Purchasers by the Company, each Purchaser, severally and not jointly, shall deposit an amount equal to its Purchase Price with the Escrow Agent, pursuant to the wire transfer instructions set forth on Exhibit A hereto. The amounts so deposited, together with all interest and other earnings thereon, constitute the "Escrow Fund". The parties acknowledge that, subject to the terms of this Agreement and the Purchase Agreement, the Escrow Funds belong proportionately to each Purchaser, and not to the Company or the Escrow Agent.

(b)
Not later than two days prior to the Closing, the Company shall deposit into escrow with the Escrow Agent a Series B Note in the name of each Purchaser, in the principal amount to which such Purchaser is entitled on the Closing Date pursuant to the Purchase Agreement, and the Warrant to which such Purchaser is entitled on the Closing Date pursuant to the Purchase Agreement, registered in the name of such Purchaser. The Escrow Agent shall not disburse the Escrow Fund or any part thereof to the Company unless and until such deposits as are required under this Section 2(b) have been made.

3.
Disbursement of Escrow Fund.

(a)
On the Closing Date, when the conditions to Closing set forth in Section 10 of the Purchase Agreement have been satisfied, the Company shall so notify each Purchaser. Upon being notified by Purchasers holding not less than twenty-five percent (25%) of the aggregate Adjusted Purchase Price for the Series B Notes and Warrants being purchased on the Closing Date that such Purchasers concur that the conditions to Closing have been satisfied, and provided that no Purchaser has informed the Escrow Agent that such Purchaser believes such conditions have not been met, and pursuant to Section 2.2 of the Purchase Agreement, the Escrow Agent (i) shall disburse to the Company an amount equal to the aggregate Purchase Price for the Series B Notes being purchased at the Closing, as it may be adjusted pursuant to Section 1.4 of the Purchase Agreement, and (ii) shall disburse to each Purchaser the Series B

    Notes and Warrants to which such Purchaser is entitled. Any funds not disbursed pursuant to this Section 3(a) shall remain in escrow and continue to be part of the Escrow Fund.

  (b)
  Upon being notified by the Company that the Exchange Offer will not be consummated, or if the Exchange Offer has not been consummated as of the Termination Date, the Escrow Agent shall disburse to each Purchaser the Purchase Price deposited by such Purchaser and all interest accrued thereon. The Escrow Agent shall also disburse to each Purchaser on the Termination Date such Purchaser's share of the Escrow Fund remaining in the Escrow Fund following purchases of Series B Notes and Warrants pursuant to Sections 1.5.

  (c)
  If and to the extent any Series B Notes and Warrants are purchased pursuant to Section 1.5, the Company shall in each case deposit with the Escrow Agent a Series B Note in the name of each Purchaser, in the principal amount to which such Purchaser is entitled pursuant to such Section, and the Warrant to which such Purchaser is entitled pursuant to such Section, registered in the name of such Purchaser, and the Escrow Agent shall (i) disburse to the Company from the Escrow Fund an amount equal to the aggregate Purchase Price of the Series B Notes and Warrants so purchased, and (ii) disburse to each Purchaser the Series B Notes and Warrants to which such Purchaser is entitled.

4.
Investment of Escrow Fund.    During the term of this Agreement, the Escrow Agent shall maintain the Escrow Fund in its interest-bearing client fund account. All income earned on the Escrow Fund shall be taxable to the Purchasers and each Purchaser's social security number and/or taxpayer identification number as set forth below such Purchaser's signature on the execution pages hereof shall be used on all accounts and investments of the Escrow Agent.

5.
Escrow Agent.

(a)
Duties.    The Escrow Agent undertakes to perform the specific duties which are set forth herein.

(b)
Indemnification.

(i)
The Escrow Agent may rely on and shall be protected in acting or refraining from acting on any written notice, instruction or request furnished to it hereunder and believed by it to be genuine and authorized and may assume that any person giving any written notice, request, advice or instruction in connection with or relating to this Agreement has been fully authorized to do so, and that the signature of such person is genuine.

(ii)
The Escrow Agent shall not be liable for any action taken by it in good faith and without gross negligence or willful misconduct, and believed by it to be authorized or within the rights or powers conferred on it by this Agreement, and may consult with counsel of its own choice (which may consist of attorneys employed by the Escrow Agent) and shall have full and complete authorization and protection for any action taken or suffered by it hereunder in good faith and in accordance with the opinion of such counsel.

(iii)
The Company agrees to indemnify and hold harmless the Escrow Agent for, and against, any loss, liability, cost, claim, demand or expense incurred without gross negligence or willful misconduct or bad faith on the part of the Escrow Agent, arising out of, or in connection with this Agreement or carrying out the Escrow Agent's duties hereunder, including, without limitation, costs and expenses of defending the Escrow Agent against any claim of liability with respect thereto.

(iv)
The Escrow Agent's duties hereunder are purely ministerial in nature and the Escrow Agent shall have no implied obligations or responsibilities hereunder, nor shall it have any obligation or responsibility to collect funds or seek the deposit of money or property, nor is the Escrow Agent a party to any other agreement entered into between the Company and the Purchasers.

  (c)
  Other Matters.    The Escrow Agent (and any successor escrow agent or agents) reserves the right to resign as Escrow Agent at any time, provided thirty (30) days' prior written notice is given to the Company and the Purchasers and provided, further, that a mutually acceptable successor agent(s) has been designated by the Company and the Purchasers. Neither the Company nor the Purchasers will unreasonably withhold consent to appointment of a successor escrow agent. In the event that the Company and the Purchasers are not able to agree to a successor escrow agent(s) within this thirty (30) day period, the Escrow Agent may petition a court to designate a successor Escrow Agent. The resignation of the Escrow Agent (and any successor escrow agent or agents) shall be effective on delivery of the Escrow Fund to the successor escrow agent(s). The Company and the Purchasers reserve the right jointly to remove the Escrow Agent at any time, provided three (3) days' prior written notice is given to the Escrow Agent. In the event of litigation or dispute by the Company and the Purchasers in which the performance of the duties of the Escrow Agent is at issue, the Escrow Agent shall take no action until such action has been agreed to in writing by the Company and the Purchaser, or until receipt of an order of a court having jurisdiction directing Escrow Agent with respect to the action which is the subject of such litigation or dispute.

6.
Termination.    This Agreement shall terminate upon the disbursement of all amounts in the Escrow Fund pursuant to Section 3.

7.
Representation of the Company.    Each Purchaser acknowledges that the Escrow Agent is counsel to the Company and, notwithstanding this Agreement and the Escrow Agent's services hereunder, the Escrow Agent will continue to represent the Company in all matters, including matters adverse to such Purchaser arising under this Agreement and the Note Purchase Agreement and all transactions contemplated thereby. To the extent that any such representation requires a waiver on the part of Purchasers, each Purchaser by its signature below hereby grants such waiver.

8.
Notices.    All notices, demands, requests or other communications which may be or are required to be given, served or sent by any party pursuant to this Agreement shall be in writing and shall be given in the manner set forth in Section 19 of the Purchase Agreement, except that, if to the Escrow Agent, to:

  Greenberg Traurig, LLP
  1750 Tysons Boulevard, Suite 1200
  McLean, VA 22102
  Attn:    Lee R. Marks, Esquire.
  Fax Number 703 749 1301

9.
Expenses of Escrow Agent.    If a suit is commenced against the Escrow Agent with respect to this Agreement or the Escrow Fund, then the Escrow Agent may answer by way of interpleader in any court having jurisdiction and name the Company and the Purchasers as additional parties to such action, and the Escrow Agent may tender the Escrow Fund into such court for determination of the respective rights, titles and interest of the Company and the Purchasers therein. On such tender, the Escrow Agent shall be paid by the Company its reasonable attorneys' fees and expenses incurred in connection with any such interpleader action. If and when the Escrow Agent shall so interplead such parties, or any of them, and deliver the Escrow Fund to the clerk of such court all of its duties hereunder shall cease, and it shall have no further obligation under this Agreement. Nothing herein shall prejudice any other right or remedy of the Escrow Agent or the other parties to this Agreement.

10.
Benefit and Assignment.    This Agreement shall be binding on and shall inure to the benefit of the parties and their respective successors and assigns as permitted hereunder. No person or entity, other than the parties, is or shall be entitled to bring any action to enforce any provision of this

  Agreement against any of the parties, and the covenants and agreements set forth in this Agreement shall be solely for the benefit of, and shall be enforceable only by, the parties or their respective successors and assigns as permitted hereunder. No party to this Agreement may assign this Agreement or any rights hereunder without the prior written consent of the other parties.

11.
Governing Law.    This Agreement shall be governed by and construed under and in accordance with the laws of the State of New York, without giving effect to principles of conflicts of laws.

12.
Signatures in Counterparts.    This Agreement may be executed in separate counterparts, none of which need contain the signatures of all parties, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement to produce or account for more, than the number of counterparts containing the respective signatures of, or on behalf of, all parties hereto.

(Signature Pages Attached)

        This Escrow Agreement is executed by the parties as of the date first above written.

UBIQUITEL OPERATING COMPANY
By:

Donald A. Harris, President and CEO
ESCROW AGENT:
GREENBERG TRAURIG LLP
By:

Lee R. Marks, Shareholder
PURCHASERS:
BRU HOLDING CO., LLC
By:

Name: Bruce E. Toll Title: Member Fax Number: (215) 938-8019 Subscription Amount: $3,000,000 SSN/ Fed. Tax ID No.
Address:	3103 Philmont Avenue Huntingdon Valley, PA 19006

        This Escrow Agreement is executed by the parties as of the date first above written.

PURCHASERS:
CBT WIRELESS INVESTMENTS, L.L.C.
By:

Name: Peter Lucas Title: Member Fax Number: (604) 576-4855 Subscription Amount: $500,000 SSN/ Fed. Tax ID No.
Address:	1733 H Street, #330-141 Blaine, WA 98230
By:

JOSEPH N. WALTER Fax Number: (206) 328-0815 Subscription Amount: $250,000 SSN/ Fed. Tax ID No.
Address:	516 36th Avenue East Seattle, WA 98112
BALLYSHANNON PARTNERS, L.P.
By:

Name: Bruce E. Terker Title: President of Ballyshannon Partners, Inc., General Partner Fax Number: (610) 525-4591 Subscription Amount: $1,400,000 SSN/ Fed. Tax ID No.
Address:	325 Bryn Mawr Avenue Bryn Mawr, PA 19010

        This Escrow Agreement is executed by the parties as of the date first above written.

PURCHASERS:
TRELLUS PARTNERS, L.P.
By:

Name: Adam Usdan Title: President of Trellus Management Company, LLC, General Partner Fax Number: (212) 245-4139 Subscription Amount: $2,000,000 SSN/ Fed. Tax ID No.
Address:	350 Madison Avenue, 9th Floor New York, NY 10017
PORTER PARTNERS, L.P.
By:

Name: Jeffrey H. Porter Title: General Partner Fax Number: (415) 461-4405 Subscription Amount: $1,000,000 SSN/ Fed. Tax ID No.
Address:	300 Drakes Landing Road, Suite 175 Greenbrae, CA 94904
TALKOT CROSSOVER FUND, L.P.
By:

Name: Thomas B. Akin Title: Managing General Partner Fax Number: (847) 655-6054 Subscription Amount: $1,000,000 SSN/ Fed. Tax ID No.
Address:	2400 Bridgeway, Suite 200 Sausalito, CA 94965

        This Escrow Agreement is executed by the parties as of the date first above written.

PURCHASERS:
EXPRESS MARINE, INC.
By:

Name: Richard C. Walling, Jr. Title: Vice President Fax Number: (610) 354-8388 Subscription Amount: $500,000 SSN/ Fed. Tax ID No.
Address:	1150 First Avenue, Suite 600A King of Prussia, PA 19406
305 INVESTMENTS, L.P.
By:

Name: Richard C. Walling, Jr. Title: Managing Partner Fax Number: (610) 354-8388 Subscription Amount: $500,000 SSN/ Fed. Tax ID No.
Address:	1150 First Avenue, Suite 600A King of Prussia, PA 19406
By:

RICHARD C. WALLING, JR. Fax Number: (610) 354-8388 Subscription Amount: $100,000 SSN/ Fed. Tax ID No.
Address:	1150 First Avenue, Suite 600A King of Prussia, PA 19406

        This Escrow Agreement is executed by the parties as of the date first above written.

PURCHASERS:
RUSSELL INVESTMENTS
By:

Name: John Russell Title: CEO Fax Number: (706) 467-0829 Subscription Amount: $560,000 SSN/ Fed. Tax ID No.
Address:	1021 Troublesome Creek Lane Greensboro, GA 30642
BALLYSHANNON FAMILY PARTNERSHIP, L.P.
By:

Name: Bruce E. Terker Title: President of Ballyshannon Partners, Inc., General Partner Fax Number: (610) 525-4591 Subscription Amount: $100,000 SSN/ Fed. Tax ID No.
Address:	325 Bryn Mawr Avenue Bryn Mawr, PA 19010

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ESCROW AGREEMENT
RECITALS